ISV SOFTWARE DISTRIBUTION AGREEMENT

This ISV Software Distribution Agreement ("Agreement") is made and entered into the ____ day of the ___________ month of the year ______ ("Effective Date") between SilverStream Software, Inc. ("SilverStream") with offices at 2 Federal Street, Billerica, MA, 01821, USA, and _______________________________ ("ISV")
with offices at

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This  Agreement  provides  for  ISV to  develop,  reproduce  and  distribute  an
Application incorporating specified Embedded Runtime Software identified on a schedule ("Schedule") attached to this Agreement as Schedule 1 or subsequently executed by both parties referencing this Agreement. The parties may, but shall be under no obligation to, execute multiple Schedules for distribution of more than one Application or Embedded Runtime Software.

The parties agree as follows:

1.   DEFINITIONS

1.1 "APPLICATION" means each value-added application software program and/or computer hardware product specified in a Schedule 1 that (i) is developed by ISV for commercial distribution; (ii) contains significant added functionality than the Embedded Runtime Software; and (iii) incorporates the Embedded Runtime Software.

1.2 "DEMONSTRATION COPY" means a copy of the Embedded Runtime Software incorporated into an Application and used by ISV or a Distributor pursuant to
Section 2.2 solely for purposes of providing supervised demonstrations of the Application to prospective customers.

1.3 "DEVELOPMENT SOFTWARE" means the Software used internally by ISV on the Machine(s) and at the site(s) specified by ISV to develop, test and provide technical support for the Application, and from which copies of Embedded Runtime Software are made.

1.4 "DISTRIBUTOR" means a third party duly authorized by ISV to distribute an Application pursuant to written agreement that complies with the requirements of this Agreement. 1.5 "DOCUMENTATION" means SilverStream technical manuals relating to the end use of the Software. 1.6 "EMBEDDED RUNTIME SOFTWARE" means a restricted version of the Software such that it is incorporated into the Application identified in a Schedule and that it may only be distributed and licensed to an End User for the purposes of an End User running the Application. The Embedded Runtime Software shall not include beta, pre-release or other restricted release products.

1.7 "END USER" means a third party licensed to use an Application for its own use and not for redistribution. 1.8 "EVALUATION COPY" means a copy of the Embedded Runtime Software incorporated into an Application and distributed by ISV pursuant to Section 2.3 solely for evaluation purposes for a limited period of time. 1.9 "MACHINE" means a specified hardware platform running a single copy of the operating system software in a supported Operating Environment.

1.10 "MASTER DISK" means the disk(s) delivered by SilverStream to ISV containing Development Software from which ISV can make Demonstration Copies, Evaluation Copies and Embedded Runtime Software copies. 1.11 "OPERATING ENVIRONMENT" means the hardware platform and operating system combinations that correspond to specific versions of the Software generally available from SilverStream.

1.12 "PROCESSOR" means each central processing unit (CPU) designated for use on a specific Machine.

1.13 "SOFTWARE" means all or any portion of the object code software products commercially available as of the Effective Date on the supported Operating Environments and specified in the Schedule(s) together with all related Documentation and Updates thereof supplied by SilverStream. All references in this Agreement to "Software" shall include Development Software, Demonstration Copies, Evaluation Copies and Embedded Runtime Software (unless the context otherwise indicates) and, if more than one Schedule is executed by the parties, shall refer collectively to the SilverStream software products listed in all Schedules.

1.14 "SUBLICENSE AGREEMENT" means an end user license agreement between ISV and its End Users that complies with Section 6.2 of this Agreement. 1.15 "TERM" means the period set forth in Section 3.1 of this Agreement.

1.16 "TERRITORY" means that territory set forth in the Schedule, subject to the exclusions and limitations set forth in this Agreement. 1.17 "UPDATES" means Maintenance Releases and New Versions of the Software made generally available by SilverStream to customers who have paid for such Updates, but does not include new products available for an additional fee. "MAINTENANCE RELEASES" means patches, work-arounds and error corrections to the Software and "NEW VERSIONS" means a new major release of the Software containing new features and functions as well as error corrections. 1.18 "UPGRADE" means any change in the usage of the Software (for example, any increase in the number of Processors originally licensed that would result in additional fees hereunder).

2.   GRANT OF LICENSES

2.1 MASTER DISKS. During the Term and subject to the terms, conditions and fees set forth in this Agreement, SilverStream grants ISV the following non-exclusive, non-transferable (except as specifically set forth herein) licenses in the Territory:

     (a) make copies of the Development Software, and Demonstration Copies and Evaluation Copies, from the Master Disk solely in connection with ISV's development, marketing and support of the Application in accordance with the terms of this Agreement;

     (b) use Development Software on the Machine(s) solely in connection with ISV's development, marketing and support of the Application in accordance with the terms of this Agreement;

     (c) to use Development Software on back-up equipment at the same site as the originally designated Machine(s) in the event, and for as long as, such Machine(s) are inoperative and to make a reasonable number of copies of the Development Software solely for inactive back-up and archival purposes; and

     (d) to incorporate portions of Documentation in ISV's Application documentation provided ISV properly incorporates and conspicuously references SilverStream's copyrights, logos, trademarks, service marks and trade names. 2.2 DEMONSTRATION COPIES. SilverStream grants ISV the right to copy from the Development Software a reasonable number of Demonstration Copies; and to use, or permit use of, such Demonstration Copies at ISV and Distributor facilities in the Territory solely for purposes of providing supervised demonstrations of the Application to potential End Users. Demonstration Copies may not be transferred, distributed or sublicensed to third parties (other than authorized Distributors) or used for development or production purposes.

2.3 EVALUATION COPIES. SilverStream grants ISV the right to copy from the Development Software and distribute a reasonable number of Evaluation Copies to prospective customers in the Territory pursuant to a Sublicense Agreement solely for purposes of allowing potential customers to evaluate the Application to assess whether or not to acquire a license of such Application. Evaluation Copies may not be provided to any prospective customer for periods longer than ninety (90) days without SilverStream's prior approval. ISV may not use or permit the use of Evaluation Copies for any development or production purposes.

2.4 DISTRIBUTION OF EMBEDDED RUNTIME SOFTWARE. During the Term and subject to the fees, terms and conditions of this Agreement, SilverStream grants ISV the following non-exclusive, non-transferable (except as specifically set forth herein) licenses in the Territory:

     (a) to copy and reproduce the Embedded Runtime Software (including portions of the related Documentation) from the Development Software for incorporation within the Application (all such copies shall contain SilverStream proprietary notices and remain subject to this Agreement);

     (b) to market and distribute to End Users, directly and indirectly through Distributors, Embedded Runtime Software incorporated into an Application. ISV may only distribute the Embedded Runtime Software pursuant to a Sublicense Agreement for use in conjunction with the specified Application. ISV may not distribute Embedded Runtime Software on a stand-alone basis or with other software other than the Application without SilverStream's prior written approval;

     (c)  to  distribute   and  authorize,   directly  and  indirectly   through
Distributors, Upgrades of existing Application and Embedded Runtime Software licenses subject to Section 5.3; and

     (d) to manufacture updates to the Application as provided in Section 4.3 below.

2.5  DISTRIBUTION LIMITATIONS.

     (a) ISV may distribute its Applications including the Embedded Runtime Software through Distributors provided ISV and such Distributor sign a written distribution agreement that is consistent in substance in all respects with this Agreement. Only Embedded Runtime Software may be provided by ISV to its Distributors and no Development Software may be provided by ISV to any
Distributor. Distributors wishing to customize the Application or otherwise requiring Development Software or other Software licenses must acquire such licenses from SilverStream or a SilverStream subsidiary or authorized distributor. ISV shall use all reasonable efforts to enforce its agreements with Distributors and shall inform SilverStream of any known breach thereof.

     (b) Neither ISV nor its  Distributors  or End Users shall be permitted  to:
(i) copy any Software (except as authorized herein); (ii) translate, modify, adapt, enhance, decompile, disassemble or reverse engineer the Software; (iii) rent or lease the Software; (iv) grant a license at any time that allows more than one End User to use an Application license on a shared basis; or (v) exceed the number of Processors for which the Software is properly licensed nor tamper with the license string provided by SilverStream that controls the number of Processors licensed as purchased by ISV hereunder for ISV's sublicensing as stipulated hereunder. The Software may be used in a multiple-user arrangement or remote access arrangement subject to the limitations set forth in this Agreement.

     (c) The following clarifications and limitations apply:
         (i) ISV shall not transfer, directly or indirectly, any Software or technical data received from SilverStream or its subsidiaries, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency.

     (ii) If any Software or Documentation is acquired by or on behalf of the U.
S. Government, the U. S. Government agrees that such Software or Documentation is "commercial computer software" or "commercial computer software documentation" and, absent a written agreement to the contrary, the U. S. Government's rights with respect to such Software or Documentation are limited by the terms of this Agreement pursuant to FARss. 12.212(a) and/or DFARSss. 227.7202-1(a), as applicable.

     (iii) The Software is owned by SilverStream or its suppliers and is protected by copyright laws of the United States and other applicable copyright law and international treaty provisions.

     (iv) Any license granted under this Agreement is for use of the English version of the Software only.

2.6  OTHER LIMITATIONS.

     (a) Without SilverStream's prior written consent, ISV may not (i) transfer, assign, sublicense or distribute Development Software to third parties; or (ii) use Development Software for ISV's own internal general production use.

     (b) ISV must maintain adequate security over the Master Disk and authorized license codes and shall allow only a limited number of employees to make copies from Master Disk. ISV shall fully account for all copies of the Software. ISV shall not modify or alter any proprietary rights notices contained within the Software. ISV is strictly prohibited from providing access or transferring the Masters Disk or license codes to any third party

3.   GENERAL TERMS AND CONDITIONS

3.1 TERM. The Initial Term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years thereafter, unless sooner terminated as otherwise provided in this Agreement. After the Initial Term, this Agreement shall automatically renew for 1-year periods subject to at least ninety (90) days advance written notice of termination by either party prior to expiration of the 1-year term then in effect. Notwithstanding the foregoing language of this Section 3.1, ISV may terminate this Agreement without cause as of the end of the first year of this Agreement or at any time thereafter during the Initial Term by providing SilverStream not less than thirty (30) days advance written notice; provided, however, that ISV pays all fees required hereunder and understands that no such termination shall give it a right of refund of any fee owed or paid hereunder. "Term" means the Initial Term and any renewal periods. Upon ISV's execution of any Schedule against this Agreement, it is expected by the parties hereto that ISV shall first deploy its Application set forth in such Schedule within one (1) year of such execution. If ISV does not expect to so deploy within such timeframe, ISV shall advise SilverStream before executing any such applicable Schedule and both parties shall place a statement into such Schedule so indicating within what timeframe ISV expects to first deploy said Application.

3.2 AUDIT. During the Term and for a period of at least two (2) years thereafter, ISV shall keep full, true and accurate records and accounts in accordance with generally accepted accounting practices to show the fees payable to SilverStream under this Agreement. SilverStream shall have the right, on notice to ISV, to examine such records or to have such records examined by an auditor during normal business hours to determine ISV's compliance with this Agreement. All such ISV records and accounts shall include, at a minimum, for each Application distributed, directly or indirectly, by ISV: (i) End User or Distributor to whom shipped; (ii) the date of shipment and Embedded Runtime Software shipped; (iii) the number of Processors licensed; (iv) a copy of the End User or Distributor order; and (v) records concerning Embedded Runtime
Software, Upgrades and Updates provided to End Users or Distributors. SilverStream will maintain all information in confidence (subject to Section 6.4) and abide by ISV's reasonable security regulations. SilverStream shall bear the expenses of such audit; however, in the event any such audit reveals that ISV has understated the amount of fees that it is obligated to pay SilverStream by more than five (5) percent of the amount reported during the period audited, ISV shall pay (in addition to any other fees contractually due) all reasonable costs associated with the audit.

3.3  ORDERS; REPORTS AND PAYMENTS; TAXES.

     (a) ISV shall place orders under this Agreement by executing and delivering SilverStream's then-standard paperwork.

     (b) ISV shall copy all Development Software, Demonstration Copies, Evaluation Copies and Embedded Runtime Software from the Master Disk. ISV shall complete and submit to SilverStream a quarterly report in the form of Exhibit B listing all copies of the Application distributed by ISV by name of Application and showing quantities distributed by ISV directly or through any Distributor and all fees due SilverStream with respect thereto. All Embedded Runtime Software license and Update fees shall be reported in such quarterly report and ISV's payment to Silverstream of all associated fees therewith shall be made upon ISV's receipt of an invoice for said fees. ISV shall be responsible for duplication and authorized distribution of all Demonstration Copies, Evaluation Copies and Embedded Runtime Software to ISV's Distributors and End Users and for payment of all fees due to SilverStream with respect thereto in accordance with this Section 3.3(b). Except as otherwise set forth in this Section 3.3 (b), terms of payment on any invoices from SilverStream shall be net thirty (30) days from the date of the invoice. Except if otherwise indicated in the Schedule(s), all fees hereunder are in U.S. Dollars and all payments shall be made in U.S. Dollars to SilverStream's address for payment indicated on SilverStream's invoice to ISV or such other address as advised by SilverStream by written notice.

     (c) All prices listed in the Schedules are exclusive of all taxes, including sales, use or value added taxes where applicable. ISV shall pay all applicable tariffs, duties or taxes (other than franchise and income taxes for which SilverStream is responsible) imposed or levied by any government or agency and included in SilverStream's invoices, including, without limitation, federal, state and local sales, use, value added and personal property taxes. Any claimed exemption from such taxes or duties must be supported by a tax exemption certificate and other proper documentary evidence delivered to SilverStream.

4.   CUSTOMER SUPPORT AND UPDATES

4.1 FIRST LEVEL SUPPORT. ISV shall be responsible for providing its Distributors and End Users with First Level Support for the Application and Embedded Runtime Software. "First Level Support" shall include call acceptance and response to the End User by qualified, properly trained ISV technical staff, problem trouble shooting and identification and provision of fixes, work-arounds and updates to the Application (including those based on Updates provided by SilverStream). SilverStream shall not have any obligation to support any ISV Application or to provide support services directly to any of ISV's End Users.

4.2 SECOND LEVEL SUPPORT. ISV shall purchase annual technical telephone support from SilverStream for support of the Software as required under the Schedule, for which SilverStream will provide ISV with support services during normal SilverStream business hours from SilverStream's support centers subject to the support fees set forth in the Schedules and provided that ISV follows the following procedures:

     (a) Qualified ISV technical staff who have received appropriate training regarding the Embedded Runtime Software shall review all reported errors to determine if the error occurs in the Embedded Runtime Software or in other products not supplied by SilverStream. If ISV determines that the error occurs in a current, unmodified version of the Embedded Runtime Software, ISV may then submit the error to SilverStream; and

     (b) ISV shall submit detailed descriptions of any reported errors. If SilverStream is not able to replicate the error, ISV shall provide any additional information or assistance reasonably required by SilverStream. ISV will also make its personnel available to assist in problem identification and resolution.

4.3 UPDATES. In consideration of the fees set forth in the Schedules, SilverStream will provide ISV with one copy of all Updates via Master Disk of the Software made generally available by SilverStream during the Term. ISV shall be responsible for developing and manufacturing the Application updates (from the Updates provided by SilverStream) and for distributing such Application updates only to properly licensed End Users subject to the fees set forth in the Schedules.

5.   LICENSE AND SUPPORT FEES

5.1 LICENSE FEES. All fees are as set forth in the Schedules. For each copy or partial copy of the Embedded Runtime Software distributed by ISV (other than Demonstration and Evaluation Copies as permitted herein), ISV shall pay SilverStream the applicable fees set forth in the Schedules in accordance with
Section 3.3. ISV shall license to End Users the same number of copies of the Embedded Runtime Software and the same number of Processors of the Software as for ISV's Application and for which ISV has purchased the appropriate licenses hereunder unless otherwise set forth in the Schedules. ISV is free to set its own prices for Applications, Embedded Runtime Software and related services. 5.2 SUPPORT FEES. ISV shall pay the support and/or Update fees set forth in the Schedules. All support and Update fees are due and payable annually in advance. Embedded Runtime Software Update fees shall be reported and paid to SilverStream as set forth in the Schedules.

5.3 UPGRADE FEES. ISV shall be responsible for tracking Upgrades for all Software used or distributed, directly or indirectly, by ISV and reporting and paying any additional fees related thereto.

5.4 OTHER FEES. ISV shall pay the applicable fees set forth in the Schedules for training, education and other products or services.

6.   OTHER TERMS AND CONDITIONS

6.1 TRADEMARKS. ISV may use the trademarks, service marks, logos and trade names that relate to SilverStream or the Software (the "Marks") solely in connection with this Agreement; provided that ISV clearly identifies SilverStream's ownership of such Marks. The Marks remain the exclusive property of SilverStream and ISV agrees not to register the Marks or take any action that jeopardizes SilverStream's proprietary rights in the Marks. ISV shall only use the Marks in unaltered form and agrees to cooperate with SilverStream's instructions and quality procedures. SilverStream reserves the right to require ISV to discontinue any advertising or marketing materials relating to SilverStream, the Marks or the Software. SilverStream may identify ISV as an ISV in appropriate SilverStream advertising and marketing materials.

6.2 SUBLICENSE AGREEMENTS. ISV shall, and shall require its Distributors to, sublicense all Embedded Runtime Software pursuant to a written Sublicense Agreement (signed by the End Users or a "shrinkwrap" or "click-through" license accepted by an affirmative action of the End User) containing all of the mandatory terms set forth in Exhibit A attached hereto. Upon SilverStream's request from time to time, ISV shall provide SilverStream with a copy of ISV's and its Distributors' Sublicense Agreements. SILVERSTREAM SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF USAGE OR DISTRIBUTION OF THE SOFTWARE. ISV agrees to use all reasonable efforts to enforce the terms and conditions of each Sublicense Agreement.

6.3 REPRESENTATIONS. ISV shall not make (i) any representation or warranty on behalf of SilverStream; (ii) any representation concerning the quality, performance or other characteristics of the Software other than those which are consistent in all respects with its applicable Documentation; or (iii) any commitment to modify any of the Software. 6.4 PROPRIETARY INFORMATION.

     (a) SilverStream (or its licensors) retains ownership of all intellectual property rights (including, without limitation, patents, copyrights, trade secrets and trademarks) in and relating to the Software and all enhancements, modifications, Updates and Upgrades thereof. Except for the licenses specifically granted in this Agreement, no other express or implied licenses are granted by SilverStream with respect to the Software.

     (b) The Software and other proprietary information provided by SilverStream hereunder contain and constitute trade secrets, information and data proprietary to and copyrighted by SilverStream. ISV shall use a reasonable degree of care to protect the confidentiality of the Software and shall not cause or permit such confidential information or data to be disclosed to third parties or duplicated except as permitted in this Agreement. ISV acknowledges and agrees that unauthorized disclosure, use or copying of the Software may cause SilverStream serious financial loss. Accordingly, in the event of any unauthorized disclosure, use or copying of the Software, ISV agrees that SilverStream shall have the right to seek injunctive or other equitable relief.

     (c) Each party will not disclose or use any business and/or technical information of the other designated orally or in writing as "Confidential" ("Confidential Information") without the prior written consent of the other party. Such restrictions do not extend to any item of information which (a) is or becomes available in the public domain without the fault of the receiving party; (b) is disclosed or made available to the receiving party by a third party without restriction and without breach of any relationship of confidentiality; (c) is independently developed by the receiving party without access to the disclosing party's Confidential Information, (d) is known to the recipient at the time of disclosure, or (e) is produced in compliance with applicable law or court order, provided that the disclosing party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Upon termination of this Agreement, each party shall immediately return all copies of Confidential Information received from the other party.

6.5  LIMITED WARRANTY.

     (a) SilverStream warrants that the then-current, unmodified version of the Software provided by SilverStream to ISV will operate in all material respects in conformity to SilverStream's published Documentation for a period of thirty
(30) days from the date of initial shipment to ISV. If the Software does not perform as warranted, ISV's sole remedy, at SilverStream's option, will be replacement of the non-conforming Software or a refund of the license fee paid by ISV for such non-conforming Software. SilverStream does not represent that the Software is error-free or will satisfy all of ISV's or its End User's requirements. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED OR VERBAL, STATUTORY OR OTHERWISE, AND WHETHER ARISING UNDER THIS AGREEMENT OR OTHERWISE, ARE HEREBY EXCLUDED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ISV acknowledges its obligation to adequately test the Application prior to first commercial shipment in an environment that reasonably simulates the production environment for which such Application is intended.

     (b) The Software is not fault-tolerant and is not designed, manufactured or intended for the on-line control of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). SilverStream and its licensors specifically disclaim any express or implied warranty of fitness for High Risk Activities.

     (c) SilverStream's maximum liability for damages under this Agreement (regardless of the form of action, whether in contract or tort) shall not exceed the amount paid by ISV to SilverStream for the Software or services as to which the claim relates. IN NO EVENT SHALL SILVERSTREAM (OR ITS SUPPLIERS) BE LIABLE TO ISV OR ANY OTHER PARTY, WHETHER IN CONTRACT OR TORT, FOR ANY SPECIAL,
INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, REVENUE OR DATA) OF ANY KIND OR NATURE, THAT MAY ARISE FROM THE USE, OPERATION OR MODIFICATION OF THE SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE BEING INCURRED.

6.6  INDEMNIFICATION.

     (a) SilverStream, at its own expense, shall (i) defend, or at its option settle, any claim or suit against ISV on the basis of infringement of any U.S. patent, trademark, copyright, or trade secret ("Intellectual Property Rights") by the Software or use thereof, and (ii) pay any final judgment entered against ISV on such issue or any settlement thereof, provided (a) SilverStream has sole control of the defense and/or settlement; (b) ISV notifies SilverStream promptly in writing of such claim or suit and gives SilverStream all information known to ISV relating thereto, and (c) ISV cooperates with SilverStream in the settlement and/or defense. (ISV shall be reimbursed for all reasonable out-of-pocket expenses incurred in providing any cooperation requested by SilverStream.) If all or any part of the Software are, or in the opinion of SilverStream may become, the subject of any claim or suit for infringement of any Intellectual Property Rights, SilverStream may, and in the event of any adjudication that any Software or any part thereof does infringe or if the use of a Software or any part thereof is enjoined, SilverStream shall, at its expense do one of the following things: (1) procure for ISV the right to use and distribute the Software or the affected part thereof; (2) replace the Software or affected part with non-infringing Software; (3) modify the Software or affected part to make it non-infringing; or (4) if none of the foregoing remedies are commercially feasible, refund the aggregate payments paid by ISV to SilverStream for the Software or the affected part thereof. SilverStream shall have no obligations under this Section 6.6 (a) to the extent a claim is based upon (A) the use of any version of the Software other than a current, unaltered release, if such infringement would have been avoided by the use of a current, unaltered release;
(B) the combination, operation or use of the Software with software which was not provided by SilverStream, if such infringement would have been avoided in the absence of such combination, operation or use; or (C) the use of the Software in a manner not authorized by this Agreement. The foregoing states the entire obligation of SilverStream with respect to the infringement of intellectual property rights.

     (b) ISV shall indemnify and hold SilverStream harmless from and against all claims, judgments, awards, costs, expenses, damages and liabilities (including reasonable attorneys' fees) of any kind and nature that may be asserted, granted or imposed against SilverStream directly or indirectly arising from or in connection with: (i) any claims that any Application or other software supplied by ISV (other than the Software provided by SilverStream) infringe any third party intellectual property rights; (ii) any misrepresentation made by ISV regarding SilverStream or the Software; (iii) any breach by ISV of this Agreement, including any failure to include the Mandatory Terms of Exhibit A in any Sublicense Agreement; or (iv) any warranty, representation or guarantee made by ISV with respect to the Software in addition to the limited warranty specified in Section 6.5 (a) of this Agreement.

6.7  DEFAULT AND TERMINATION.

     (a) All Embedded Runtime Software sublicenses properly granted by ISV pursuant to this Agreement shall survive termination of this Agreement. If this Agreement expires or is terminated by either party for any reason, ISV will immediately pay all sums due and owing to SilverStream.

     (b) If ISV fails to pay any sum of money past due and owing under this Agreement within fifteen (15) days of written notice thereof from SilverStream, SilverStream shall have the right to terminate this Agreement without further notice to ISV. If either party breaches any of the terms, conditions or provisions of this Agreement, and fails to cure such breach within thirty (30) days after written notice thereof, the other party shall have the right to terminate this Agreement without any further notice.

     (c) If the event of a party's uncured breach of this Agreement, the non-breaching party may, in addition to the right to withhold its performance under and/or terminate this Agreement, avail itself of all other rights, remedies and causes of action available at law, in equity or otherwise, against such party for damages as a result of such breach. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy. Except as set forth below in Section 6.7 (d), upon any expiration or termination of this Agreement, ISV shall immediately destroy or return to SilverStream, at ISV's expense, all copies of the Software used internally or not yet distributed by ISV and all other materials and Confidential Information provided by SilverStream under this Agreement. SilverStream shall be under no obligation to refund any fees paid to SilverStream by ISV for any undistributed copies of the Embedded Runtime Software held by ISV upon any expiration or termination of this Agreement.

     (d) In the event of any expiration or termination of this Agreement (other than termination by SilverStream under Sections 6.7 (b) above), ISV shall be entitled to: (i) retain all Development Software for which ISV has paid the applicable fees solely for purposes of providing support to ISV's existing End Users; and (ii) to distribute, for a period not to exceed ninety (90) days, any Embedded Runtime Software already paid for and held in its inventory as of the termination date. Thereafter, ISV may continue to provide support, Updates and Upgrades of the Embedded Runtime Software to its existing End Users, subject to its continuing compliance with this Agreement, including payment of applicable support, Update and Upgrade fees based on SilverStream's then-current prices. Expiration or termination of this Agreement shall not prejudice, limit or restrict any other rights or remedies arising prior to such expiration or termination. In addition to this Section 6.7, Sections 3.2, 6.4, 6.5, 6.6 and
6.8 shall survive termination of this Agreement.

6.8  GENERAL.
     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to their conflict of law rules or the United Nations Convention on the International Sale of Goods. If either party is compelled to seek judicial enforcement of its rights under this Agreement, the prevailing party in any such action shall be entitled to recover its costs and expenses incurred in enforcing its rights, including reasonable attorneys' fees. The parties have requested that this Agreement and all documents contemplated hereby be drawn up in English.

     (b) The parties shall be deemed for all purposes to be independent contractors. This Agreement shall not constitute either party the employee, legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind on behalf of the other party.

     (c) All notices and demands of any kind or nature relating to this Agreement shall be in writing and may be served personally or by prepaid standard mail (return receipt requested) or by private mail service (e.g., Federal Express) if a confirmation of delivery is obtained, in either case to the addresses shown on page 1 of this Agreement. Copies of all notices to SilverStream shall be sent to the attention of its Legal/Contracts Dept. Either party may, by notice in writing to the other party, designate a different address to which all further notices or demands are thereafter to be addressed.

     (d) Each provision of this Agreement is severable from the entire Agreement, and in the event that any provision is declared invalid or unenforceable, that provision shall be amended if possible to be enforceable, but in any event, the remaining provisions hereof shall remain in effect. No waiver by either party of any default shall operate as a waiver of any other default or of a similar default on a future occasion. No waiver or amendment of any term or condition shall be effective unless in writing and signed by the party against whom enforcement is sought. Neither party shall be liable for any failure to perform any obligation hereunder (except a failure to pay) due to causes beyond its reasonable control.

     (e) This Agreement (including any attached Schedules and Exhibits and any subsequent Schedules executed by both parties and referencing this Agreement) is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter. No provisions in ISV's purchase orders or business forms shall amend or supersede any term or condition of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Schedule, the following order of precedence shall apply: (1) the Schedule for the applicable Software; and (2) the terms of this Agreement. ISV may not assign this Agreement or any of its rights hereunder without SilverStream's prior written consent which shall not be unreasonably withheld.

By signing below, the undersigned authorized representatives of the parties have affixed their signatures as of the Effective Date.

ISV: ___________________________            SilverStream Software, Inc.



By: __________________________________      By: ________________________________

Name: ___________________________________   Name: ______________________________

Title: ___________________________________  Title: _____________________________

Date: ___________________________________   Date: ______________________________

                                    EXHIBIT A

                    Mandatory Terms of Sublicense Agreements

    All Sublicense Agreements for the Embedded Runtime Software shall include substantially the following provisions:

         (1) The End User is only granted a non-exclusive, non-transferable right to use the Application and Embedded Runtime Software for its own use. The End User may only use the Embedded Runtime Software with and as part of ISV's Application and is prohibited from using such Embedded Runtime Software for application development purposes or otherwise outside the scope defined in Section 1.6 of this Agreement.

         (2) The End User's usage of the Application and Embedded Runtime Software shall be restricted to the number of Processors licensed consistent with the pricing terms of this Agreement. The End User shall be prohibited from renting or leasing the Application.

         (3) ISV's licensor (SilverStream) retains title to the Software, and all copies thereof, and associated intellectual property rights therein. The End User may not copy the Software, except for inactive backup and archival purposes only, and must include on all copies of the Software all copyright, government restricted rights and other proprietary notices or legends included on the Software when it was shipped to such licensee.

         (4) ISV and its licensors  (including  SilverStream  or its  suppliers)
    shall  not  be  responsible  for  any  indirect,   incidental,  special  and
    consequential damages.

         (5) Only object code versions of the Software are licensed to the End User and reverse engineering, disassembly or decompilation to derive source code shall be prohibited (except to the extent expressly allowed under applicable law).

         (6) The End User must agree to comply with all export and re-export restrictions and regulations ("Export Restrictions") imposed by the government of the United States. If any Software or Documentation is acquired by or on behalf of the U. S. Government, the U. S. Government agrees that such Software or Documentation is "commercial computer software" or "commercial computer software documentation" and, absent a written agreement to the contrary, the U. S. Government's rights with respect to such Software or Documentation are limited by the terms of this Agreement pursuant to FAR ss. 12.212(a) and/or DFARS ss. 227.7202-1(a), as applicable.

         (7) Although copyrighted, the Application (and Embedded Runtime Software) is unpublished and contains proprietary and confidential information of ISV and its licensor (SilverStream or its suppliers). The End User will agree to maintain the Software in confidence and shall use a reasonable degree of care to protect the confidentiality of the Software.

         (8) Upon termination of the license for the Software, the End User shall be required to destroy or return all copies of the Software.

         (9) ISV shall have the right to conduct and/or direct an independent accounting firm to conduct, during normal business hours, an audit of the appropriate records of the End User to verify (i) the number of copies of the Embedded Runtime Software in use, (ii) the computer systems on which such copies are installed, and (iii) the number of Processors for which such copies are used.